UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2005

SUNSET FINANCIAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10245 Centurion Parkway North

Jacksonville, Florida 32256

(Address of principal executive offices and Zip Code)

(904) 425-4099

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Sunset Financial Resources, Inc. is filing this amendment on October 17, 2005 to its Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 11, 2005, to disclose that the number of directors on the board of directors is six, not seven as previously disclosed.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On and effective October 5, 2005, the Board of Directors of Sunset Financial Resources, Inc. (the “Company”) elected Charles Van Sickle as a director to fill the vacancy arising from the resignation of John Bert Watson from the Board. The total number of directors currently serving on the Company’s board of directors is six. Mr. Van Sickle was also appointed chairman of the compensation committee of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 17, 2005	SUNSET FINANCIAL RESOURCES, INC.

	By:	/s/ George Deehan
George Deehan
President and Chief Executive Officer